Exhibit 21.1



      Information pertaining to the subsidiaries of MOA Hospitality, Inc. as of May 14, 1999 is set forth in the following table:


      Name of Subsidiary                        State of Incorporation
      ----------------------                    ----------------------
      Arizona & 20th  LLC                       Delaware

      Ben Franklin Florida Enterprises, Inc.    Florida

      Broadleaf Hotels, Inc.                    California

      Budget Motel Supply Corporation           Delaware

      Central Park Motel Corp.                  Delaware

      Gateway Restaurant, Inc.                  California

      Kansas City Hotel Corporation             Kansas

      Megan Park, Inc.                          Illinois

      Motels of America, L.L.C.                 Delaware

      MOA Centro, Corp                          Delaware

      MOA Investor Corp.                        Delaware

      MOA Membership Corp                       Delaware

      MOA Portfolio II, Ltd.                    Delaware

      MOA-CS Corp.                              Delaware

      MOA-TL Corp.                              Delaware

      MOA-TL Holding Corp.                      Delaware

      Pacshore Initial Corp.                    Delaware

      The Products Group, Inc                   Delaware

      TAD Membership Corp.                      Delaware

      TAD Properties, L.L.C.                    Delaware

      TD Leasing Corp.                          Delaware

      TD Leasing L.L.C.                         Delaware

      Tri-State Inns, Inc.                      Georgia

      York Motel Corp.                          Delaware